[redacted]

S041159672
JADS

ALTERACION DE TURNO

480100/2015 (0)

30/10/2015 08:01:50 PM

Registro Público de Panamá

EPUBLICA OF PANAMA
PROVINCE OF PANAMA

:TOP OF THE PANAMA CIRCUIT

Raúl Iván Castillo Sanjur

NOTARIO PÚBLICO DÉCIMO

TELS.: 223-5565
263-5411
263-4160
FAX: 263-3861
CELULAR: 6674-8531

AVENIDA MANUEL MARIA ICAZA
COSMOS TOWER BUILDING,
GROUND FLOOR

SECTION 823-1169
PANAMA REPUBLIC OF
PANAMA

ALTERACION

19200 **-2015**

COPY
DEED No. **14,254** OF **October 30**, 20 **15**

BY WHICH:

The Articles of Incorporation of the corporation (*sociedad anónima*) **CONSTELLATION PANAMA CORP.,** with domicile in Panama City, Republic of Panama, is notarized.

ALTERACIO

Icaza, González-Ruiz & Alemán

TURN ALTERATION

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PUBLIC DEED NUMBER **FOURTEEN THOUSAND TWO HUNDRED FIFTY FOUR—"*14,254*"--**

------------------------------------ Panama, October 30, 2015. ---

By which the Articles of Incorporation of corporation (*sociedad anónima*) **CONSTELLATION PANAMA CORP., with** its domicile in Panama City, Republic of Panama. ----------

In Panama City, Capital of the Republic and head of the Notary Circuit of the same name, on the thirty (30) days of the month of October of the year two thousand fifteen (2015), before me, **RAÚL IVÁN CASTILLO SANJUR,** Tenth Public Notary of the Circuit of Panama, with a personal identity card number four-one hundred fifty seven-seven hundred twenty five (4-157-725), Mrs. **LARISSA EDILMA CASTAÑEDA PEREZ,** an adult woman, single, Panamanian, administrative, neighbor of this city, appeared personally with a personal identity card number eight-four hundred twenty-nine hundred ninety-one (8-420-991), and Mrs. **MONICA IVETH GUEVARA ACEVEDO,** woman, adult, single, Panamanian, administrative, neighbor of this city, with personal identity card number eight-three hundred eighty seven-seven hundred seventy-five (8-387-775), people whom I know, in their own names, presented to me for their notarization in this Public Deed, the Articles of Incorporation (Social Agreement), signed by them of the corporation (*sociedad anónima*) named --

--------------------------------CONSTELLATION PANAMA CORP.

-------------------------------- Domiciled in Panama City, Republic of Panama, and incorproated by them in accordance with the provisions of the General Law on Corporations (*Sociedades Anónimas*) of the Republic of Panama. -----------------

The requested protocol has been completed and copies requested by the interested parties will be issued.

------- This Public Deed was read to the appearances in the presence of the following instrumental witnesses, Clifford Bernard, with personal identity card number one-nineteen-one thousand three hundred seventeen (1-19-1317) and Tomas Villarreal, with personal identity card number four-ninety nine- one thousand eight hundred ten (4-99-1810), adults and

neighbors of this city, whom I know and are capable, found it in conformity, gave it their approval and all signed for record before me, that I give public faith.---

This Public Deed bears the number **fourteen thousand two hundred fifty-four -------"*14.254*" ------**

(signed by) **LARISSA E. CASTANEDA -- MONICA I.. GUEVARA A.—** Clifford Bernard ---------Tomás Villarreal ------ **RAÚL IVÁN CASTILLO SANJUR,** Tenth Notary Public.--

------------------------------------ SOCIAL AGREEMENT (ARTICLES OF INCORPORATION) -----------------

-----------------------------OF ------

------------------------------------CONSTELLATION PANAMA CORP.---

------------------------------------The undersigned, with the intention of incorporating a stock company corporation (*sociedad anónima*) in accordance with the provisions of the laws of the Republic of Panama, hereby adopt the following Articles of Incorporation: ---

-------]. The name of the company is: --

------- CONSTELLATION PANAMA CORP. ---

The general purposes for which the company is organized are: To establish, process and carry out the business of an investment company in any part of the world; to buy, sell and negotiate in all kinds of consumer goods, equity shares, bonds and securities of all kinds; buy, sell, lease or otherwise acquire or dispose of movable or immovable property; invest in any industry or commercial business, whether as a principal or shareholder; receive and lend money, whether secured or not; enter into, execute, and perfotm on contracts of all kinds; open and operate bank accounts of any nature in any part of the world, be a guarantor or guarantee the fulfillment and observance of any and all contracts; engage in any legal business not forbidden to a corporation; and execute any of the preceding activities as principals, agents or in any other representative character, whatever it may be. --

------- 3. **Capital Equity.** The capital equity of the company is TEN THOUSAND DOLLARS (10,000.00, legal currency of the United States of America), divided into FIVE HUNDRED (500) shares of a nominal value of TWENTY DOLLARS ($20.00, legal currency of the United States of America) each

one.--

------- Each share shall have the right to one vote at all shareholders' meetings.-----------------------------

------- Shares may be issued only in nominative form, as provided by the Board of Directors. -------------

------- The liability of the shareholders shall be limited to amounts not paid on the subscribed shares.---

------- 4. The **Shares Registry** required by law shall be kept in the place provided by the Board of Directors. -------

------- 5. The **domicile of the company** shall be in Panama City, Republic of Panama, but the company may, according to the Board of Directors, engage in business and open branches and have its files and assets in any part of the world. ---

------- 6. **The duration** of the society shall be perpetual, but may be dissolved earlier in accordance with the law. -

------- 7T **The shareholders meetings,** for any purpose, may be held in the Republic of Panama or in any other country. ---

------- 8. **The Board of Directors** shall consist of not less than three (3) and no more than seven (7) members. Within such maximum and minimum, the number may be fixed by resolution of the Board. However, at any meeting of shareholders to elect Directors, shareholders may, by resolution, determine the number of Directors to be elected at the meeting, and the number so determined shall then be elected.

------- The m**eetings of Directors** shall be held in the Republic of Panama or any other country and any Director may be represented and vote by proxy or proxies at any and all meetings of the Directors. ----

------- In the event of vacancies on the Board of Directors, a majority of the Directors then in office, even if less than a quorum, may elect the Directors to fill such vacancies. ---

------- The **powers of the company** shall be exercised by the Board of Directors except those conferred or reserved to the shareholders. The Board of Directors, therefore, shall have absolute control and the entire management of the company's business and may, without the intervention of the shareholders, grant in trust, pledge or mortgage the assets of the company

to guarantee the fulfillment of its obligations and those of third parties, and to sell or exchange the assets of the company.--

------- 9. The **dignitaries of the society** shall be a President, a Treasurer, and a Secretary. The Board of Directors may elect one or more Vice-Presidents, Assistant Secretaries, and other dignitaries, agents and employees as it deems appropriate. Any dignitary may hold more than one office.---------------------------

------- The **powers of the dignitaries** and their authorization to represent the company shall be determined by the Board of Directors.--

------- The Chairman or the Secretary of the Company or one of the Vice-Chairmen or Assistant Secretaries

may attest, certify, or issue extracts of minutes of meetings of the Shareholders' Meeting and the Board of Directors of the Company, even if they have not participated in or acted in them, As well as other acts in which corporate agreements or resolutions may be adopted under the Act. --

------- Until the Board of Directors provides otherwise, the **Legal Representative** of the Company shall be the President, or the Vice-President, and in the absence of such an appointment, the Board of Directors may appoint any other person, when necessary. --

------- 10. **Registered agent.** The Board of Directors may appoint an Agent registered in Panama City, Republic of Panama, and replace such agent at any time. --

------- j] **Conflict of interest.** No **contract** or other **transaction** between the company and any other legal person shall be affected or invalidated, in the absence of any willful act, by the fact that any Director or official of this company is the Director or official of the other legal person; and any Director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction of this company, but shall give notice of such interest when it is not expressly stated. --

------- 12. **Indemnity.** Any person who becomes a party to any process, claim or proceeding for the fact that he or her, his or her testator or successor in title, is or was a Director, officer or employee of this company or of any entity to whom he or she serves as such at the request of this company, you will be indemnified by this company for reasonable expenses, including attorney's fees, that are actually and necessarily incurred

in connection with the defense of such process, suit or proceeding, or in connection with any appeal thereof, except in connection with matters in respect of which such process, suit or proceeding shall be decreed by such dignitary, Director or employee is responsible for negligence or misconduct in the performance of his or her duties. Such right of indemnification shall not be construed as exclusive of any other rights to which such Director, Officer or Employee is entitled, regardless of what is provided by law. ---------------------

------- 13. **Amendment of the Articles of Incorporation.** This Social Agreement may be amended by resolution documenting such amendment or amendments, adopted by a majority of the shares represented at an extraordinary shareholders meeting convened for that purpose, or at an ordinary shareholders meeting if due notice has been given.---

------- 14. **Change of jurisdiction**. When authorized by the Shareholders' Meeting or the Board of Directors of the Company, the Company may continue to exist under the laws of another country or jurisdiction.

------- 15. Subscribers **to the Articles of Incorporation** may not acquire, dispose of or encumber the property of the company.--------- **TRANSITIONAL PROVISIONS** ---

------- 16. The **First Directors.** The number of First Directors shall be three (3) and their names and addresses are as follows: ---

-------NAME- ---ADDRESS

------- JOSÉ HENRIQUE FRIAS ------------------------BICSA Financial Center Tower-----------------------

---Balboa Avenue and Aquilino de la Guardia Street--------

---Floor 40, office 4003, Bella Vista Corregimiento-- ------- .

---Panama, Republic of Panama

--- **JONES PEREIRA REIS**

---BICSA Financial Center Tower- -----------------------------

---Balboa Avenue and Aquilino de la Guardia Street-------

---Floor 40, office 4003, Bella Vista Corregimiento-

---Panama, Republic of Panama

--- **BETSAIDA CERRUD**

---Calle Aquilino de la Guardia N°8----------------------------

---Panama, Republic of Panama------------------------------

---17. The **first dignitaries** of the company shall be the following: --

------- **NAME**--	**TITLE** --
JOSÉ HENRIQUE FRIAS ------------------------------------	President--
JONES PEREIRA REIS---------------------------------------	Secretary--

BETSAIDA CERRUD --Treasurer---

------- 18. The **Registered Agent** of the company in the Republic of Panama, until the Board of Directors decides otherwise, shall be the law firm **ICAZA, GONZALEZ-RUIZ & ALEMAN,** with its address in Calle Aquilino de la Guardia No. 8, Panama City, Republic of Panama. ---

------- The Resident or Registered Agent of this company declares that after having concluded the due diligence process to meet the client, in compliance with the current legislation of the Republic of Panama, it has agreed to serve as Resident or Registered Agent of this company. The foregoing does not imply that the Resident or Registered Agent has any participation in the business of the company, nor that it is a supervisor, administrator, or responsible for the acts that this corporation develops within or outside the territory of the Republic of Panama

------- 19 **Subscription.** The number of shares that each subscriber of this Articles of Incorporation agrees to take is as follows: ---

------- NAME----------------------------ADDRESS---No. OF SHARES

------- LARISSA E. CASTANEDA --Calle Aquilino de la Guardia N°8--------------------- 1 ------------------

--Panama, Republic of Panama-------------------------- MONICA I.. GUEVARA A..------------------------Calle Aquilino de la Guardia N°8 ----------------------1------------------

--Panama, Republic of Panama---

--IN WITNESS WHEREOF, we have extended and signed this Articles of Incorporation in Panama City, Republic of Panama, today, October 29, 2015. ------------------------------

(signed) LARISSA E. CASTANEDA-------------------- (signed) MONICA I.. GUEVARA A.. -----------------

-------- LARISSA E. CASTANEDA

-------- MONICA I.. GUEVARA A..---

-------- ICAZA, GONZALEZ-RUIZ & ALEMAN expressly accepts the position of Registered Agent. ------

--ICAZA, GONZALEZ-RUIZ & ALEMAN--------------------------------------

--(signed.) Joaquin A. Diaz S. --

1E to Scripture No. 1 NOTARY PAPER 2015 Tenth Notary.

4 **REPUBLIC OF PANAMA.**

REPUBLIC, . PANAM/

—

i 8/ 8.0 0

TENTH NOTARY OF THE PANAMA CIRCUIT

Joaquin A. Diaz S- --

----- Card 8-259-807 --

-consistent with its original this first copy that I issue, stamp and sign in the City of

Panama, Republic of Panama, on the thirty (30) days of ------------------------

the month of October of the year two thousand fifteen (2015). ------------------------

This public deed consists of a total of four (4) pages.-

LIC. RAUL IVAN CASTILLO SANJUR
Notary Public Tenth

Public Registry of Panama

SIGNED BY: LARISA ALEXANDRA
VILLARREAL PERALTA
DATE: 2015.11.02 09:16:00-05:00
REASON: COMPLETION OF THE PROCESS
LOCATION: PANAMA, PANAMA

EVIDENCE OF REGISTRATION

COMPLETED THE PROCESSING REQUESTED WITH ENTRY NUMBER 480100/2015 (0) SUBMITTED IN THIS RECORD ON 10/30/2015 AT 06:01 PM

OWNER OF THE DOCUMENT

CONSTELLATION PANAMA CORP

DOCUMENT/S SUBMITTED/S

PUBLIC DEED NO. 14254
AUTHORIZER: RAUL IVAN CASTILLO SANJUR NO.10
DATE: 10/30/2015
NUMBER OF COPIES: 1

PAYMENT DOCUMENT/S CONTRIBUTED

CARD PAYMENT DOCUMENT 410503
AMOUNT SIX HUNDRED SIXTY BALBOAS (B/. 660.00)
PAYMENT DATE 10/30/2015

ELECTRONIC ENTRY/IES MADE (ON REGISTER OR CARD)

(MERCANTILE) FOLIO N° 155616483 ENTRY N9 1 OPENING OF ELECTRONIC FOLIO SIGNED BY LARISA ALEXANDRA VILLARREAL PERALTA
REGISTRATION DATE: MONDAY, NOVEMBER 02, 2015 (09:15 AM)

This document has been signed with an electronic signature qualified by LARISA ALEXANDRA VILLARREAL PERALTA.

[CODE BAR] The authenticity of this document can be verified in the Verification Web Service: https://www.registro-publico.gob.pa

Panama PUBLIC REGISTRY RECEIPT OF LIQUIDATION

LIST OF PROCESSES AND AMOUNTS AS OF 10/30/2015

Clearance No: 1400624710 [redacted]

Payment method: Card

Public Deed No.: 14254

Date of Public Deed: 10/30/2015

THE TENTH NOTARY PUBLIC OF THE PANAMA CIRCUIT

1 ENTRY WITH THE FOLLOWING PROCESSES

TYPE OF PROCESS	BASE VALUE	QUANTITY	AMOUNT
Incorporation of Equity Companies and Foundation of Private Interest	$10.000.00	1	$50.00
Qualifying Rights		1	$10.00
Single Rate		1	$300.00
Turn alteration		1	$300.00

TOTAL $660.00